Exhibit 23.B
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-134406) of the following reports which appear in El Paso Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007:
•	Our report dated March 2, 2006, except for the eleventh paragraph of Note 2, as to which the date is May 10, 2006, and the tenth paragraph of Note 2, as to which the date is February 26, 2007, relating to the consolidated financial statements and financial statement schedule of El Paso Corporation.

•	Our report dated February 25, 2008, relating to the consolidated financial statements of Four Star Oil & Gas Company.

•	Our report dated February 25, 2008, relating to the consolidated financial statements of Citrus Corp.
We also consent to the references to us under the heading “Experts” in such Post-Effective Amendment No. 1 to Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 26, 2009